UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55790	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 N.E. Pine Island Road, Suite 5D Cape Coral, Florida	33909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Legacy Tech Partners, LLC Senior Secured Convertible Debenture

On August 27, 2021, Legacy Education Alliance, Inc., a Nevada corporation (the “Company”) amended the terms of the 10% Senior Secured Convertible Debenture originally dated as of March 8, 2021 issued by the Company to Legacy Tech Partners, LLC, a Delaware limited liability company (“LTP”) (the “LTP Debenture”). The Amendment reduces the maximum funding obligation of LTP under the LTP Debenture (“Required Funding”) to $675,000 (of which $375,000 was funded on or about March 8, 2021) and requires LTP to fund the remaining principal balance of the Required Funding in the principal amount of $300,000 not later than October 15, 2021.

The above description is only a summary of certain provisions of the amendment to the LTP Debenture and is qualified in its entirety by reference to the provisions of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Entry Into Debenture, Warrant and Guaranty Agreements

On August 27, 2021, the Company issued a Senior Secured Convertible Debenture (“GLD Debenture”) to GLD Legacy Holdings, LLC, (“GLD”) a Delaware limited liability company, in the principal amount of $500,000. Net proceeds received by the Company after the deduction of certain transaction expenses of GLD were $485,150. The GLD Debenture accrues interest at a rate of 10% per annum and is due on the earlier of the occurrence of certain liquidity events with respect to the Company and August 27, 2026. The GLD Debenture may be converted at any time after the issue date into shares of the Company’s Common Stock (the “Conversion Shares”) at a price equal to $0.05 per share. Together with each Conversion Share, a warrant will be issued with a strike price of $0.05 per share and an expiration date of August 27, 2026 (the “Warrants”). GLD has an option to lend the Company up to an additional $500,000 prior to December 31, 2023 under the same terms. The GLD Debenture is secured by a lien on all the Company’s assets. The Company’s U.S. subsidiaries entered into Guaranties on August 27, 2021 in favor of GLD under which such subsidiaries guaranteed the Company’s obligations under the GLD Debenture and granted GLD a lien on all assets of such subsidiaries. Proceeds from the loan will be used as working capital for the development of the Company’s Legacy EdTech business and for working capital for the operation of the Company’s seminar business.

The Warrants will not be listed for trading on any national securities exchange. The Warrants and the shares issuable upon conversion of the Debenture are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate number of shares issuable upon conversion of the Debenture and upon the exercise of the Warrants may not exceed 19.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares upon conversion of the Debenture and the exercise of the Warrants.

Under the term of the Debenture, and until all of the obligations of the Company under the Debenture have been paid in full, GLD may appoint one member to the Board of Directors of the Company, subject to the review and approval of the GLD appointed candidate by the Nominating and Governance Committee of the Company. In lieu of cash compensation, the GLD appointed director will receive a grant of 150,000 restricted shares of Common Stock of the Company upon appointment to the Board.

Pursuant to the terms of the Debenture, on August 27, 2021 (the “Effective Date”), the Company entered into an Advisory Services Agreement with GLD Advisory Services, LLC, a Delaware limited liability company (“GLDAS”), and affiliate of GLD, pursuant to which GLDAS will provide the Company and its subsidiaries with business, finance and organizational strategy, advisory, consulting and other services related to the business of the Company. In lieu of cash compensation, GLDAS will receive 315,000 restricted shares of Common Stock of the Company on the Effective Date and on each anniversary of the Effective Date thereafter until the GLD Debenture has been repaid in full.

The foregoing descriptions of the material terms of the Debenture, Guaranty Agreements and Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the GLD Debenture, the form of Guaranty Agreement and the form of Warrant, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Intercreditor Agreement

On August 27, 2021, in connection with the GLD Debenture, the Company entered into an Intercreditor Agreement with GLD, LTP and Barry Kostiner pursuant to which LTP and GLD agreed that their respective rights under the LTP Debenture and the GLD Debenture would rank equally and ratably in all respects to one another including, without limitation, rights in collateral, right and priority of payment and repayment of principal, interest, and all fees and other amounts. The Intercreditor Agreement also appoints Barry Kostiner as Servicing Agent to act on behalf of all GLD and LTP, subject to the terms of this Agreement, with respect to (a) enforcing GLD’s and LTP’s rights and remedies, and the Company’s obligations, under the Debentures.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Amendment of Legacy Tech Partners, LLC Senior Secured Convertible Debenture” and “Entry Into Debenture, Warrant and Guaranty Agreements” in Item 1.01 of this Current Report on Form 8-K regarding the LTP Debenture and the GLD Debenture, and the agreements entered into in connection therewith, including the Advisory Services Agreement, is incorporated into this Item 2.03 by reference. The disclosure in this Item 2.03 is qualified by reference to the applicable information set forth under the headings “Amendment of Legacy Tech Partners, LLC Senior Secured Convertible Debenture” and “Entry into Securities Purchase Agreement” in Item 1.01 of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

As described under the heading “Entry Into Debenture, Warrant and Guaranty Agreements” in Item 1.01 above, the Company consummated the issuance of the GLD Debenture on August 27, 2021. The information disclosed under the heading “Entry Into Debenture, Warrant and Guaranty Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth under the heading “Entry Into Debenture, Warrant and Guaranty Agreements” in Item 1.01 of this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 2, 2021, the Company contemplated entering into a “Spin Off Transaction” whereby the Company’s existing seminar business would be acquired by LTP. In advance of the Spin Off Transaction, Legacy Education Alliance Holdings, Inc., a Colorado corporation (“Legacy Holdco”) and wholly-owned subsidiary of the Company, was to have acquired all assets and liabilities of the Company (excluding the new Legacy EdTech business that would have remained with the Company after the Spin Off Transaction) and any obligations under the LTP Debenture. At the closing of the Spin Off Transaction, LTP would have acquired from the Company 100% of the outstanding equity interests of Legacy Holdco.

Pursuant to the terms of the GDL Debenture as more fully described under the heading “Entry Into Debenture, Warrant and Guaranty Agreements” in Item 1.01 of this Current Report on Form 8-K, the Board of Directors of the Company has determined not to move forward with the Spin Off Transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment dated August 27, 2021 to Senior Secured Convertible Debenture Agreement with Legacy Tech Partner, LLC

10.2	Senior Secured Convertible Debenture Agreement with GDL Legacy Holdings, LLC dated August 27 2021

10.3	Form of Guaranty

10.4	Form of Warrant

10.5	Intercreditor Agreement Dated August 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EDUCATION ALLIANCE, INC.

Date: September 2, 2021	By:	/s/ Michel Botbol
Name: Michel Botbol
Title: Chief Executive Officer

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